                                                                    EXHIBIT 23.1

                       [Letterhead of Coopers & Lybrand]


                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the inclusion, and the incorporation by reference from Hecla Mining Company's 1993 Form 10-K, in this registration statement on Form S-3 (File No. 33-XXXX) of our report dated February 3, 1994, except for Note 5, as to which date is February 8, 1994, on our audits of the consolidated financial statements and financial statement schedules of Hecla Mining Company. We also consent to the reference to our firm under the caption "Experts".



                                             /s/ Coopers & Lybrand


Spokane, Washington
March 14, 1994